Exhibit 99.1

Brian Norris	Sharon Rodger
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4066
brian.norris@matrixone.com	sharon.rodger@matrixone.com

MatrixOne Reports Strong Second Quarter Revenue Growth and Improved Bottom-Line Results

— Company Achieves 64% Year-Over-Year Growth in Software License Revenues and

Record Number of Software Transactions —

Westford, Mass. – January 26, 2005 — MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced results for its second quarter ended January 1, 2005.

For the second quarter ended January 1, 2005, software license revenues increased 64% to $15.4 million from $9.4 million in the same period last year, and total revenues increased 31% to $35.1 million from $26.9 million in the same period last year. For the second quarter, net loss was $0.4 million, or $0.01 per share, compared to a net loss of $7.2 million, or $0.15 per share, in the same period last year. For the second quarter ended January 1, 2005, pro forma net loss1, which excludes amortization of purchased technology and intangible assets, was $0.1 million, or $0.00 per share, compared to a pro forma net loss1, which excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, of $3.4 million, or $0.07 per share, in the same period last year.

For the six months ended January 1, 2005, software license revenues increased 73% to $26.8 million from $15.5 million in the same period last year, and total revenues increased 29% to $64.7 million from $50.1 million in the same period last year. For the six months ended January 1, 2005, net loss was $2.3 million, or $0.05 per share, compared to a net loss of $13.8 million, or $0.29 per share, in the same period last year. For the six months ended January 1, 2005, pro forma net loss1, which excludes amortization of purchased technology and intangible assets, was $1.8 million, or $0.04 per share, compared to a pro forma net loss1, which excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, of $9.7 million, or $0.20 per share, in the same period last year.

“We are pleased to report another very positive quarter with strong sequential and year-over-year revenue growth and improved bottom-line results. Our operating performance during the second quarter reflects the continued improvements in our Company-wide sales execution, expanded implementations within our existing customer base and the adoption of our solutions by strategic new customers who are fueling the growth of the PLM market,” said Mark F. O’Connell, President and Chief Executive Officer of MatrixOne. “We closed the calendar year with near-record revenue growth and break-even bottom-line results, and in 2005 we will remain focused on extending our leadership position in the PLM market and driving the Company towards profitable growth.”

The following milestones were completed or announced since MatrixOne’s first quarter earnings release on October 27, 2004:

•	The Company recognized revenue from a number of the world’s most innovative companies, including BAE Systems North America, one of America’s foremost national security, aerospace and information systems companies; LSI Logic, a designer and producer of high performance semiconductors for consumer, storage and communications applications; Linde, an international technology group; Luxottica Group, the world’s leading developer of prescription frames and sunglasses; PMC-Sierra, Inc., a provider of high-speed broadband communications, storage semiconductors and microprocessors; Sony Ericsson Mobile Communications, a global mobile communications leader; and Vicor Corporation, a leading supplier of power solutions for the electronics industry.

•	The Company hosted the MatrixOne European Innovation Summit in Munich, Germany, which brought together hundreds of customers, prospects, and partners from leading European companies across many industrial markets including the automotive, consumer packaged goods, electronics, high-tech, and manufacturing industries. Several of MatrixOne’s strategic customers and partners described how successful PLM strategies can deliver true bottom-line benefits as a result of enhanced collaboration, improved productivity, and faster time to market for new products. Presenters included adidas-Salomon, AMR Research, Atos Origin, Ericsson, IBM, Nokia, Porsche, Procter & Gamble, Siemens, Sun Microsystems, Tata Consultancy Services, and Technia.

•	MatrixOne announced the availability of MatrixOne Materials Compliance Central, the Company’s newest business process application which enables companies to comply with critical emerging environmental regulations such as European End of Life Vehicle Directive (ELV), Restrictions on the use of certain Hazardous Substances Directive (ROHS) and Waste Electrical and Electronic Equipment Directive (WEEE). By proactively identifying compliance issues early in the design process, MatrixOne Materials Compliance Central helps electronic, automotive and other discrete manufacturing companies and their supply chains manage product development costs under new regulations. MatrixOne Materials Compliance Central provides customers with a complete, out-of-the-box solution for reporting, analyzing, and iterating on product data, and allows material and substance data and specifications to be incorporated in product development decisions throughout the product lifecycle.

•	MatrixOne announced the release of Synchronicity Developer Suite V4.1, the latest advance in its semiconductor design data management solutions. With this new product offering, semiconductor manufacturers — or companies that develop products in which semiconductors are at the core — are able to gain a competitive advantage by accelerating their product introductions by more effectively and securely managing semiconductor design flow data. Many of the world’s most innovative electronics industry companies use MatrixOne’s advanced solutions for electronic design management, team collaboration and intellectual property reuse including Cypress Semiconductor, Intel, LSI Logic, Motorola, Nortel Networks, Philips Semiconductor, STMicroelectronics, QUALCOMM and Toshiba Corporation.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing (877) 531-2988 and using pass code “MONE”. The conference call may be accessed outside of the United States by dialing (612) 332-0718 and using pass code “MONE”. The conference call will be simultaneously webcast on the Company’s Investor Relations website, which can be accessed at www.matrixone.com/investor. A replay of the webcast will be available two hours after the call.

Company to Participate in Investor Conferences

The Company’s management team expects to participate in the following investor conferences during the third quarter of fiscal year 2005: the Merrill Lynch Computer Services and Software Conference on February 9, 2005 and the Deutsche Bank Securities Global Software Conference on March 8, 2005. Additional information on the Company’s investor conference schedule is accessible from the Company’s website at www.matrixone.com/investor.

[1]	The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event, and stock-based compensation, which is a non-cash charge that ended during the three month period ended January 3, 2004. For the three and six month periods ended January 1, 2005, pro forma net loss excludes amortization of purchased technology and intangible assets. For the three and six month periods ended January 3, 2004, pro forma net loss excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. Management does not consider amortization of purchased technology and intangible assets, restructuring charges, asset impairment and disposal charges and stock-based compensation to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. The Company’s definition of pro forma net loss may differ from similar measures used by other companies and may differ from period to period.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our position in the PLM market, our expected financial and operating results, our ability to build and grow the Company, the benefits of our product, and our ability to achieve our goals, plans and objectives. The risks and uncertainties that may affect forward-looking statements include, among others: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty assimilating acquisitions, difficulty managing rapid growth, and increased competition. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended July 3, 2004, our Registration Statement on Form S-3 filed on September 29, 2004 as amended, and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	January 1, 2005	January 3, 2004	January 1, 2005	January 3, 2004
Revenues:
Software license	$15,352	$9,384	$26,753	$15,498
Service	19,754	17,485	37,969	34,612

Total revenues	35,106	26,869	64,722	50,110

Cost of Revenues:
Software license	1,761	1,621	2,871	3,157
Amortization of purchased technology	199	—	332	—
Service	12,462	12,103	24,109	23,137

Total cost of revenues	14,422	13,724	27,312	26,294

Gross Profit	20,684	13,145	37,410	23,816

Operating Expenses:
Selling and marketing	11,666	9,031	21,470	17,960
Research and development	7,143	5,432	13,424	11,436
General and administrative	2,541	2,374	5,332	4,683
Amortization of intangible assets	106	—	176	—
Stock-based compensation	—	188	—	567
Restructuring charges	—	1,884	—	1,884
Asset impairment and disposal charges	—	1,680	—	1,680

Total operating expenses	21,456	20,589	40,402	38,210

Loss from Operations	(772)	(7,444)	(2,992)	(14,394)
Other Income, Net	430	343	763	658

Loss Before Income Taxes	(342)	(7,101)	(2,229)	(13,736)
Provision for Income Taxes	57	50	108	103

Net Loss	$(399)	$(7,151)	$(2,337)	$(13,839)

Basic and Diluted Net Loss Per Share	$(0.01)	$(0.15)	$(0.05)	$(0.29)

Shares Used in Computing Basic and Diluted Net Loss Per Share	51,378	48,210	50,836	48,086

Reconciliation of Pro Forma Net Loss[1]:
Net Loss	$(399)	$(7,151)	$(2,337)	$(13,839)
Adjustments:
Amortization of purchased technology	199	—	332	—
Amortization of intangible assets	106	—	176	—
Stock-based compensation	—	188	—	567
Restructuring charges	—	1,884	—	1,884
Asset impairment and disposal charges	—	1,680	—	1,680

Pro Forma Net Loss[1]	$(94)	$(3,399)	$(1,829)	$(9,708)

Pro Forma Basic and Diluted Net Loss Per Share	$0.00	$(0.07)	$(0.04)	$(0.20)

Shares Used in Computing Pro Forma Basic and Diluted Net Loss Per Share	51,378	48,210	50,836	48,086

[1]	The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes amortization of purchased technology and intangible assets, which are fixed acquisition-related charges, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event, and stock-based compensation, which is a non-cash charge that ended during the three month period ended January 3, 2004. For the three and six month periods ended January 1, 2005, pro forma net loss excludes amortization of purchased technology and intangible assets. For the three and six month periods ended January 3, 2004, pro forma net loss excludes restructuring charges, asset impairment and disposal charges and stock-based compensation. Management does not consider amortization of purchased technology and intangible assets, restructuring charges, asset impairment and disposal charges and stock-based compensation to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Amortization of purchased technology and intangible assets relates to the amortization of identified intangible assets, such as purchased technology, customer relationships and trademarks and trade names, purchased through an acquisition. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. The Company’s definition of pro forma net loss may differ from similar measures used by other companies and may differ from period to period.

MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 1, 2005	July 3, 2004
ASSETS

Current Assets:
Cash and cash equivalents	$108,456	$118,414
Accounts receivable, net	31,842	25,274
Prepaid expenses and other current assets	4,088	4,326

Total current assets	144,386	148,014
Property and Equipment, Net	6,600	7,053
Goodwill	12,043	—
Other Intangible Assets, Net	8,072	—
Other Assets	2,178	2,078

	$173,279	$157,145

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$5,268	$4,561
Accrued expenses	18,812	15,666
Deferred revenue	18,867	20,039

Total current liabilities	42,947	40,266

Stockholders’ Equity:
Common stock	515	487
Additional paid-in capital	226,830	213,152
Accumulated deficit	(101,711)	(99,374)
Accumulated other comprehensive income	4,698	2,614

Total stockholders’ equity	130,332	116,879

	$173,279	$157,145